UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2010

Idenix Pharmaceuticals, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	000-49839	45-0478605
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Hampshire Street Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 617-995-9800

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Director

Steven Projan resigned from the Board of Directors (the “Board”) of Idenix Pharmaceuticals, Inc. (the “Company”), effective August 11, 2010. Mr. Projan served on the Board as one of the designees of Novartis Pharma AG (“Novartis”) under the terms of an Amended and Restated Stockholders Agreement, dated July 27, 2004, between the Company, Novartis and certain other stockholders of the Company.

Resignation of General Counsel

On August 9, 2010, John F. Weidenbruch tendered notice of his intention to resign as Executive Vice President and General Counsel of the Company, with such resignation to be effective as of August 31, 2010. Mr. Weidenbruch plans to join a biopharmaceutical company in the Cambridge, Massachusetts area.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Idenix Pharmaceuticals, Inc.

Date: August 13, 2010	By:	/s/ Ronald C. Renaud, Jr.

	Name: Title:	Ronald C. Renaud, Jr. Chief Financial Officer